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                                                                      Exhibit 11





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                 LEHMAN BROTHERS HOLDINGS INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                             Three Months Ended                 Six Months Ended
                                                        -----------------------------     -----------------------------
                                                           June 30,        June 30,         June 30,          June 30,
                                                            1994             1993             1994              1993
                                                        ------------     ------------     ------------     ------------
PRIMARY:
Weighted average shares outstanding:
  Common stock                                           105,594,043      105,608,423      105,601,193      105,608,423
  Common stock equivalents:
     Restricted stock units                                   73,056           73,056           73,056           73,056
                                                         -----------      -----------      -----------      -----------
  Total common stock and common stock equivalents        105,667,099      105,681,479      105,674,249      105,681,479
                                                         ===========      ===========      ===========      ===========

Income (loss) from continuing operations before
  cumulative effect of change in accounting
  principle                                             $       20.1     $      121.4     $       75.0      $    (519.2)
Net income from discontinued operations                                                                           189.0
Cumulative effect of change in accounting
  principle                                                                                      (12.7)
                                                         -----------      -----------      -----------      -----------
Net Income (loss)                                       $       20.1     $      121.4     $       62.3     $     (330.2)
                                                         -----------      -----------      ------------     -----------
Preferred dividends                                             (8.0)           (12.0)           (20.0)           (24.0)
Net income (loss) applicable to common stock            $       12.1     $      109.4     $       42.3     $     (354.2)
                                                         ===========      ===========       ===========     ============

EARNINGS PER SHARE:
Income (loss) from continuing operations before
  cumulative effect of change in accounting principle   $        .11     $       1.04     $        .52     $      (5.14)
Discontinued operations                                                                                            1.79
Cumulative effect of change in accounting principle                                               (.12)
                                                         -----------      -----------      -----------      -----------
Earnings per common share                               $        .11     $       1.04     $        .40     $      (3.35)
                                                         ===========      ===========      ===========      ===========



FULLY DILUTED:
Weighted average shares outstanding:
  Common stock                                           105,594,043      105,608,423      105,601,193      105,608,423
  Common stock equivalents:
     Restricted stock units                                   73,056           73,056           73,056           73,056
                                                         -----------      -----------      -----------      -----------
  Total common stock and common stock equivalents        105,667,099      105,681,479      105,674,249      105,681,479
                                                         ===========      ===========      ===========      ===========

Income (loss) from continuing operations before
  cumulative effect of change in accounting
  principle                                             $       20.1     $      121.4     $       75.0     $     (519.2)
Net income from discontinued operations                                                                           189.0
Cumulative effect of change in accounting
  principle                                                                                      (12.7)
                                                         -----------      -----------      -----------      -----------
Net Income (loss)                                       $       20.1     $      121.4     $       62.3     $     (330.2)
                                                         -----------      -----------      -----------      -----------
Preferred dividends                                             (8.0)           (12.0)           (20.0)           (24.0)
Net income (loss) applicable to common stock            $       12.1     $      109.4     $       42.3     $     (354.2)
                                                         ===========      ===========      ===========      ===========

EARNINGS PER SHARE:
Income (loss) from continuing operations before
  cumulative effect of change in accounting principle   $        .11     $       1.04     $        .52     $      (5.14)
Discontinued operations                                                                                            1.79
Cumulative effect of change in accounting principle                                               (.12)
                                                         -----------      -----------      -----------      -----------
Earnings per common share                               $        .11     $       1.04     $        .40     $      (3.35)
                                                         ===========      ===========      ===========      ===========


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